UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934



Date of Report  June 14, 2002
                -------------

                              Garuda Capital Corp.
                      -------------------------------------
             (Exact name of registrant as specified in its chapter)

         Nevada                       0 - 30927                  980209053
----------------------------   ------------------------     -------------------
(State or other jurisdiction   (Commission File Number)     (IRS Employer ID #)
    of incorporation)


#502 - 1978 Vine Street, Vancouver, B.C., Canada                  V6K 4S1
------------------------------------------------            -------------------
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code    604-233-6453
                                                      ------------


        ----------------------------------------------------------------
          (Former name or former address, if changed since last report)



Item 7. Financial Statements and Exhibits

On May 1, 2002 an 8-K was filed announcing the acquisition by Garuda Capital Corp. of all the outstanding shares of Hagensborg Foods Ltd. and Natural Program Inc. Attached are the audited financial statements of Hagensborg Foods Ltd. for the period ended June 30, 2000 and June 30, 2001, the audited financial statements of Natural Program Ltd. for the period ended June 30, 2001 and the pro forma financial statements for Garuda Capital Corp. as at March 31, 2002 giving effect to the purchases as if they had occurred on July 1, 2000.

c) Exhibits

Exhibit No.                Document Description
-----------                --------------------

    1        Audited financial statements, March 31, 2002, Garuda Capital Corp.
    2        Audited financial statements, June 30, 2001, Hagensborg Foods Ltd.
    3        Audited financial statements, June 30, 2000, Hagensborg Foods Ltd.
    4        Audited financial statements, June 30, 2001, Natural Program Ltd.


                                   SIGNATURES



Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                   Garuda Capital Corp.
                                                 --------------------------
                                                       (Registrant)


                                                     /s/ John E. Curry
                                                 --------------------------
                                                         (Signature)
Date   June 14, 2002                              John E. Curry, C.A., CFO

                                                                       EXHIBIT 1
                                                                       ---------



     PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

     GARUDA CAPITAL CORP.

     VANCOUVER, BRITISH COLUMBIA, CANADA

     MARCH 31, 2002


     1. PRO-FORMA CONSOLIDATED STATEMENT OF EARNINGS FOR THE YEAR ENDED JUNE 30, 2001

     2. PRO-FORMA CONSOLIDATED STATEMENT OF EARNINGS FOR THE PERIOD ENDED MARCH 31, 2002

     3.   PRO-FORMA CONSOLIDATED BALANCE SHEET

     4.   NOTES TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS



Garuda Capital Corp.

PRO-FORMA CONSOLIDATED STATEMENT OF EARNINGS

Period from July 1, 2000 to June 30, 2001


----------------------------------------------------------------------------------------------------
                               Garuda         Hagensborg     Natural
                               Capital          Foods        Program       Pro-forma     Pro-forma
                                Corp.            Ltd.          Ltd.        adjustments   as adjusted
----------------------------------------------------------------------------------------------------
REVENUE

Sales                        $      --        1,421,427           --             --     $ 1,421,427

Cost of goods sold                  --        1,087,372           --             --       1,087,372
----------------------------------------------------------------------------------------------------
                                    --          334,055           --             --         334,055

EXPENSES

Administration and general        62,712        295,631         18,817           --         377,160

Selling costs                       --          122,018           --             --         122,018

Depreciation                        --           60,611          5,266           --          65,877
----------------------------------------------------------------------------------------------------
                                  62,712        478,260         24,083           --         565,055
----------------------------------------------------------------------------------------------------
NET LOSS                     $   (62,712)      (144,205)       (24,083)          --     $  (231,000)
====================================================================================================

LOSS PER SHARE - BASIC                                                                      $ (0.05)
====================================================================================================

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING                                      4,951,500
====================================================================================================


                                                                                                  1



Garuda Capital Corp.

PRO-FORMA CONSOLIDATED STATEMENT OF EARNINGS

Period from July 1, 2001 to March 31, 2002



------------------------------------------------------------------------------------------------------
                                Garuda         Hagensborg      Natural
                                Capital          Foods         Program       Pro-forma     Pro-forma
                                 Corp.            Ltd.           Ltd.        adjustments   as adjusted
------------------------------------------------------------------------------------------------------
REVENUE

Sales                          $      --        1,192,218         58,970           --     $ 1,251,188

Cost of goods sold                    --          812,168         44,133           --         856,301
------------------------------------------------------------------------------------------------------
                                      --          380,050         14,837           --         394,887

EXPENSES

Administration and general          50,526        279,052         68,142           --         397,720

Selling and marketing                 --          130,749         15,504           --         146,253

Depreciation                          --            3,124          6,686           --           9,810
------------------------------------------------------------------------------------------------------
                                    50,526        412,925         90,332           --         553,783
------------------------------------------------------------------------------------------------------

Net loss before loss on sale
  of equipment                     (50,526)       (32,875)       (75,495)          --        (158,896)

Loss on sale of equipment             --          (19,612)          --             --         (19,612)
------------------------------------------------------------------------------------------------------
NET LOSS                       $   (50,526)       (52,487)       (75,495)          --     $  (178,508)
======================================================================================================

LOSS PER SHARE - BASIC                                                                          (0.04)
======================================================================================================

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING                                        4,953,325
======================================================================================================


                                                                                                    2


Garuda Capital Corp.

PRO-FORMA CONSOLIDATED BALANCE SHEET

March 31, 2002



----------------------------------------------------------------------------------------------------------------------
                                 Garuda         Hagensborg      Natural        Garuda
                                 Capital          Foods         Program       Ventures    Pro-forma        Pro-forma
                                  Corp.            Ltd.           Ltd.       Canada Inc. adjustments      as adjusted
----------------------------------------------------------------------------------------------------------------------
ASSETS

Current
   Cash                         $      --             --             --          100,000         --        $   100,000
   Accounts receivable                 --          207,981          2,721           --           --            210,702
   Inventory                           --          234,400         17,871           --           --            252,271
   Prepaid expenses
      and deposits                     --           12,167          2,732           --           --             14,899
----------------------------------------------------------------------------------------------------------------------
                                       --          454,548         23,324        100,000         --            577,872
Property and equipment                 --          283,263         32,344           --           --            315,607
Investments
   Hagensborg Foods Ltd.          1,063,734           --             --             --     (1,063,734)(a)         --
   Natural Program Inc.                --             --             --             --           --               --
Advances receivable                 100,000           --             --         (100,000)        --               --
Goodwill                               --             --             --             --        732,416(a)       732,416
----------------------------------------------------------------------------------------------------------------------
                                $ 1,163,734        737,811         55,668           --           --        $ 1,625,895
======================================================================================================================

LIABILITIES

Current
   Bank indebtedness            $     1,400         52,038         14,128           --           --        $    67,566
   Accounts payable                  26,646        173,306         20,658           --           --            220,610
   Current portion of capital
      lease obligation                 --              304           --             --           --                304
----------------------------------------------------------------------------------------------------------------------
                                     28,046        225,648         34,786           --           --            288,480

Capital lease obligation               --            2,732           --             --           --              2,732
Shareholder loan                       --           91,847          6,854           --           --             98,701
----------------------------------------------------------------------------------------------------------------------
                                     28,046        320,227         41,640           --           --            389,913

SHAREHOLDERS' EQUITY

Share Capital                         5,952      1,400,000         91,064           --     (1,491,064)(a, b)     5,952
Contributed surplus                 254,799           --             --             --         15,569(b)       270,368
Translation adjustment                4,598           --           (1,541)          --           --              3,057
Share subscriptions               1,151,500           --             --             --         86,266(c)     1,237,766
Deficit                            (281,161)      (982,416)       (75,495)          --      1,057,911(a, b)   (281,161)
----------------------------------------------------------------------------------------------------------------------
                                  1,135,688        417,584         14,028           --           --          1,235,982
----------------------------------------------------------------------------------------------------------------------
                                $ 1,163,734        737,811         55,668           --           --        $ 1,625,895
======================================================================================================================

                                                                                                                     3

Garuda Capital Corp.

NOTES TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

Period from July 1, 2001 to March 31, 2002


1. PURCHASE OF HAGENSBORG FOODS LTD. AND NATURAL PROGRAM INC.
________________________________________________________________________________

Purchase of Hagensborg Foods Ltd. - By an agreement dated April 1, 2002, the Company purchased 100% of the outstanding shares of Hagensborg Foods Ltd. ("Hagensborg") for a cash payment of $700,000. The Company also agreed to subscribe for $450,000 of common shares of Hagensborg and, with the proceeds from the subscription, Hagensborg will retire $450,000 in convertible debentures. Hagensborg Foods Ltd. was incorporated in 1997 under the corporate laws of British Columbia, Canada. Hagensborg is a manufacturer and distributor of fine chocolates and other gourmet food products.

Purchase of Natural Program Inc. - By an agreement dated April 1, 2002, the Company purchased 100% of the outstanding shares of Natural Program Inc. ("Natural") for consideration of 500,000 shares of the Company. Natural was incorporated in 2000 under the corporate laws of Nevada, United States. Natural, through its wholly-owned subsidiary Natural Program Ltd., is a developer and distributor of herbal remedies and is still in its development stage.
Figures for Natural have not been presented as the Company's only asset is its interest in Natural Program Ltd.



2. BASIS OF PRESENTATION
________________________________________________________________________________
The unaudited pro-forma consolidated balance sheet has been compiled based on unaudited financial statements of the Company, Hagensborg Foods Ltd., Natural Program Inc. and Garuda Ventures Canada Inc. as of March 31, 2002 as if the transactions set out in Note 1 had occurred on March 31, 2002. The unaudited pro-forma consolidated statements of earnings have been compiled based on financial statements of the companies for the year ending June 30, 2001 and unaudited financial statements for the period ended March 31, 2002 giving effect to the purchases as if they had occurred on July 1, 2000.

The following adjustments have been made in the pro-forma financial statements:

     (a)  To record the purchase of Hagensborg Foods Ltd.
     (b)  To record the purchase of Natural Program Inc.
     (c)  To record additional share subscriptions in Garuda Capital Corp.

                                                                       EXHIBIT 2
                                                                       ---------

                           FINANCIAL STATEMENTS


                           HAGENSBORG FOODS LIMITED

                           VANCOUVER, BRITISH COLUMBIA, CANADA

                           JUNE 30, 2001





                           1.  INDEPENDENT AUDITORS' REPORT

                           2.  BALANCE SHEET

                           3.  STATEMENT OF OPERATIONS

                           4.  STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY

                           5.  STATEMENT OF CASH FLOWS

                           6.  NOTES TO FINANCIAL STATEMENTS

                          INDEPENDENT AUDITORS' REPORT





To the Shareholders
Hagensborg Foods Limited


We have audited the accompanying balance sheet of Hagensborg Foods Limited as of June 30, 2001 and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hagensborg Foods Limited as of June 30, 2001 and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.



                                                      /s/ SPICER, JEFFRIES & CO.


Denver, Colorado
March 8, 2002, (except as to Note 13
  which is as of March 18, 2002)

Hagensborg Foods Limited

BALANCE SHEET


June 30, 2001                                                       (US Dollars)



--------------------------------------------------------------------------------

ASSETS

Current
    Cash                                                              $     794
    Accounts receivable [Note 9]                                        215,978
    Inventory  [Note 3]                                                 188,004
    Prepaid expenses                                                     14,172
--------------------------------------------------------------------------------

     Total current assets                                               418,948

Property and equipment, net  [Note 4]                                   348,946
--------------------------------------------------------------------------------

                                                                      $ 767,894
================================================================================

LIABILITIES

Current
    Bank indebtedness [Note 5]                                        $    --
    Accounts payable and accrued expenses                               244,756
    Current portion of capital lease obligations [Note 6]                13,075
    Convertible debentures  [Note 8]                                    400,000
--------------------------------------------------------------------------------

     Total current liabilities                                          657,831

Capital lease obligations [Note 6]                                       10,522
Amounts due to shareholders [Note 7]                                     75,000
--------------------------------------------------------------------------------

                                                                        743,353
STOCKHOLDERS' EQUITY

Share capital [Note 11]                                                 832,400
Contributed surplus [Note 11]                                           117,600
Deficit                                                                (925,459)
--------------------------------------------------------------------------------
                                                                         24,541
--------------------------------------------------------------------------------

                                                                      $ 767,894
================================================================================


The accompanying notes are an integral part of this statement.

Hagensborg Foods Limited

STATEMENT OF OPERATIONS


Year ended June 30, 2001                                            (US Dollars)



--------------------------------------------------------------------------------

REVENUE

Sales                                                               $ 1,421,427

Cost of goods sold                                                    1,087,372
--------------------------------------------------------------------------------

     Gross Profit                                                       334,055


EXPENSES

Salaries and benefits                                                   189,700
Premises and equipment leases                                            94,515
Depreciation                                                             60,611
Professional fees                                                        41,501
Interest and bank charges                                                29,978
Office and general                                                       27,645
Telephone and utilities                                                  11,160
Repairs and maintenance                                                  10,303
Insurance                                                                 9,830
Travel and promotion                                                      5,719
Research and development                                                  1,768
Bad debts                                                                (4,472)
--------------------------------------------------------------------------------
                                                                        478,258
--------------------------------------------------------------------------------

Loss before income taxes                                               (144,203)

Current income taxes                                                       --
--------------------------------------------------------------------------------

NET LOSS                                                            $  (144,203)
================================================================================


The accompanying notes are an integral part of this statement.




Hagensborg Foods Limited

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


Year ended June 30, 2001                                                                  (US Dollars)




------------------------------------------------------------------------------------------------------
                                       Share Capital          Contributed
                                  Common        Preferred       Surplus       Deficit         Total
------------------------------------------------------------------------------------------------------
Balances, June 30, 2000          $ 440,000      $ 160,000     $    --       $(781,256)     $(181,256)

Common stock issued for cash       350,000           --            --            --          350,000
Common stock cancelled            (117,600)          --         117,600          --             --
Net loss                              --             --            --        (144,203)      (144,203)
------------------------------------------------------------------------------------------------------
Balances, June 30, 2001          $ 672,400      $ 160,000     $ 117,600     $(925,459)     $  24,541
======================================================================================================


The accompanying notes are an integral part of this statement.


                                                                                                   4


Hagensborg Foods Limited

STATEMENT OF CASH FLOWS


Year ended June 30, 2001                                            (US Dollars)




--------------------------------------------------------------------------------

OPERATING

Net loss                                                              $(144,203)
Items not involving cash:
    Depreciation                                                         60,611
Changes in operating assets and liabilities:
    Decrease in accounts receivable                                      85,858
    Decrease in prepaid expenses                                         20,321
    Decrease in accounts payable and accrued expenses                  (102,515)
    Increase in inventory                                               (97,443)
--------------------------------------------------------------------------------

          Net cash used in operating activities                        (177,371)

FINANCING

Proceeds from issuance of convertible debenture                         400,000
Proceeds from issuance of common shares                                 350,000
Repayment of capital lease obligations                                   (6,051)
Repayment of long-term debt                                            (141,529)
Repayment of bank loan                                                 (178,000)
Decrease in amounts due to shareholders                                (226,667)
--------------------------------------------------------------------------------

          Net cash provided by financing activities                     197,753

INVESTING

Acquisition of property and equipment                                   (14,756)
--------------------------------------------------------------------------------

Net increase in cash                                                      5,626

Cash (bank indebtedness), beginning of year                              (4,832)
--------------------------------------------------------------------------------

CASH, end of year                                                     $     794
===============================================================================


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

     Cash paid for interest                                           $   2,367
===============================================================================

The accompanying notes are an integral part of this statement.

Hagensborg Foods Limited

NOTES TO FINANCIAL STATEMENTS


Year ended June 30, 2001                                            (US Dollars)



1.  NATURE OF OPERATIONS
________________________________________________________________________________

Hagensborg Foods Limited, incorporated in British Columbia, Canada, is a privately held Company that sells and processes specialty food products. The Company sells its products to wholesale and retail customers in North America. The Company's functional currency is the U.S. dollar.

For the year ended June 30, 2001 the Company incurred an operating loss of $144,203. The Company's ability to continue its operations and to realize assets at their carrying values is dependent upon the continued support of its shareholders, obtaining additional financing and generating revenues sufficient to cover its operating costs.



2.  SIGNIFICANT ACCOUNTING POLICIES
________________________________________________________________________________

Inventory - Inventory is recorded at the lower of average cost or market, first in, first out. Cost includes materials, labor and applicable warehouse overhead. Market is replacement cost for raw materials and supplies and net realizable value for finished goods.

Revenue recognition - Revenue from the sale of products to customers is recognized at the time goods are shipped.

Accounts receivable - The Company accounts for doubtful accounts using the allowance method. The Company has not recorded an allowance as of June 30, 2001, since management believes all receivables are collectible.

Property and equipment - Property and equipment is recorded at cost less accumulated depreciation. Depreciation is provided for over the estimated useful lives of the assets, ranging from five to fifteen years.

Leases - Leases are classified as capital or operating leases. Leases which transfer substantially all of the benefits and risks incident to ownership of property are accounted for as capital leases. All other leases are accounted for as operating leases and the related lease payments are charged to expense as incurred.

Long-lived assets - The Company reviews its long-lived assets for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, the recoverability test is performed using undiscounted net cash flows estimated to be generated by the asset.

Statement of cash flows - For purposes of the statement of cash flows, cash includes deposits in commercial bank accounts.

Income taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Hagensborg Foods Limited

NOTES TO FINANCIAL STATEMENTS continued


Year ended June 30, 2001                                            (US Dollars)


2.  SIGNIFICANT ACCOUNTING POLICIES (continued)
________________________________________________________________________________

Financial instruments - Substantially all of the Company's assets and liabilities are carried at fair value or contracted amounts that approximate fair value. Estimates of fair value are made at a specific point in time, based on relative market information and information about the financial instrument, specifically, the value of the underlying financial instrument. Assets that are recorded at fair value consist largely of short-term receivables that are carried at contracted amounts that approximate fair value. Similarly, the Company's liabilities consist largely of short term liabilities recorded at contracted amounts that approximate fair value.

It is management's opinion that the Company is not exposed to significant interest or currency risks arising from its financial instruments, except for its convertible debentures, which are denominated in Canadian dollars. The Company is exposed to credit risk, as 99% of its accounts receivable at June 30, 2001 were due from Hagensborg Food Corporation (HFC). HFC and the Company are controlled by common shareholders. Subsequently the Company has commenced to sell its products directly to certain customers and has reduced its dependency and credit risk.

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


3.  INVENTORY
________________________________________________________________________________

                                                                     2001
-----------------------------------------------------------------------------
Packaging supplies                                             $      148,357
Raw materials                                                          28,107
Finished goods                                                          7,299
Other supplies                                                          4,241
-----------------------------------------------------------------------------
                                                               $      188,004
=============================================================================


The ability of the company to realize the cost of its packaging supplies is dependent on the level of future sales of certain products. In management's estimate, these levels will be met. However, if the assumptions used by management in making this determination are not realized, it is reasonably possible that the net recoverable amount could be less than the carrying cost by a material amount.

Hagensborg Foods Limited

NOTES TO FINANCIAL STATEMENTS continued


Year ended June 30, 2001                                            (US Dollars)



4.  PROPERTY AND EQUIPMENT
________________________________________________________________________________

                                                  Accumulated       Net
                                                  Depletion and     Book
                                      Cost        Depreciation      Value
---------------------------------------------------------------------------
Manufacturing equipment           $   417,155     $   143,785    $  273,370
Manufacturing tools                    33,328           8,682        24,646
Furniture and fixtures                 33,176          15,007        18,169
Leasehold improvements                 83,988          70,121        13,867
Computer hardware and software         59,543          45,860        13,683
Trademarks                             16,546          11,335         5,211
---------------------------------------------------------------------------
                                  $   643,736     $   294,790    $  348,946
===========================================================================


5.  BANK INDEBTEDNESS
________________________________________________________________________________

The Company has a demand line of credit facility. It is personally guaranteed by a shareholder of the Company. Outstanding advances bear interest at prime plus 1.75%. The amount unused under this facility at June 30, 2001 was CDN $65,000 (USD $42,770).


6.  CAPITAL LEASE OBLIGATIONS
________________________________________________________________________________

Future minimum payments and the obligations due under capital leases are as follows:


                                                                         2001
-------------------------------------------------------------------------------
                  2002                                             $    14,536
                  2003                                                  10,930
                  2004                                                   1,840
                  2005                                                     460
-------------------------------------------------------------------------------
                                                                        27,766
Less amount representing interest                                       (4,169)
-------------------------------------------------------------------------------

                                                                        23,597
Less current portion                                                   (13,075)
-------------------------------------------------------------------------------

                                                                   $    10,522
==============================================================================

Interest of $2,960 was imputed on the capital leases, at rates of 1.88% to 8.5%.

Hagensborg Foods Limited

NOTES TO FINANCIAL STATEMENTS continued


Year ended June 30, 2001                                            (US Dollars)




7.  AMOUNTS DUE TO SHAREHOLDERS
________________________________________________________________________________

Advances due to shareholders are unsecured, non-interest bearing, and have no specific terms of repayment.


8.  CONVERTIBLE DEBENTURES
________________________________________________________________________________

On August 1, 2000, the Company issued two CDN $300,000 (US$200,000) convertible debentures. The debentures bear interest at 8% per annum, are secured by a floating charge on all the Company's assets, excluding those that are leased and are repayable in full by September 1, 2003. Interest is payable on February 1 and August 1 of each year. The debenture holders have the option to convert any portion of the outstanding amount into Class A common shares at a conversion rate of $0.13 (CDN $0.20) per share. As of June 30, 2001 the Company has not made any interest payments.

To date the Company has incurred interest charges of $26,667 (CDN$40,000) relating to the debenture.


9.  RELATED PARTY TRANSACTIONS
________________________________________________________________________________

During the year the Company had the following related party transactions:

The Company had product sales of $1,211,361 in the normal course of business and purchased $148,357 of packaging inventory, at cost, from Hagensborg Food Corporation (HFC). Accounts receivable includes $214,891 due from HFC.

One debenture (Note 8) was issued to a shareholder of the Company.

The Company is indebted to its shareholders as described in Note 7.


10. COMMITMENTS
________________________________________________________________________________

The Company leases certain premises and equipment. Annual minimum lease payments are due as follows:

         2002                                                   $      125,324
         2003                                                           94,454
         2004                                                            1,844
         2005                                                              461
         2006                                                                -
------------------------------------------------------------------------------
                                                                $      222,083
==============================================================================

Hagensborg Foods Limited

NOTES TO FINANCIAL STATEMENTS continued


Year ended June 30, 2001                                            (US Dollars)


11.  SHARE CAPITAL
________________________________________________________________________________

The Company has authorized share capital as follows:

         100,000,000  Class A voting common shares without par value
              10,000 Class B non-voting common shares without par value 1,000,000 Class A non-voting preferred shares with no par value, redemption value of CDN$1 and preferential cumulative dividend at a rate of 8%

The shares issued and outstanding are as follows:

                                                       Number         Amount
------------------------------------------------------------------------------
Common shares - Class A
Balance, beginning of year                             800,000      $  440,000
Shares issued (cancelled):
  for cash                                           5,250,000         350,000
  cancelled                                           (147,000)       (117,600)
------------------------------------------------------------------------------
Balance, end of year                                 5,903,000      $  672,400
------------------------------------------------------------------------------

Class A preferred shares

                                                       Number         Amount
------------------------------------------------------------------------------
Balance, beginning and end of year                     240,000      $  160,000
------------------------------------------------------------------------------
                                                                    $  832,400
==============================================================================

Pursuant to a settlement agreement dated November 1, 2000, a former President of the Company returned 147,000 shares to the treasury and the shares were subsequently cancelled. The transaction resulted in the creation of contributed surplus equal to the stated value of the share capital cancelled

As of June 30, 2001 cumulative undeclared dividends on the Class A preferred shares amounted to $29,867.

Hagensborg Foods Limited

NOTES TO FINANCIAL STATEMENTS continued


Year ended June 30, 2001                                            (US Dollars)


12. INCOME TAXES
________________________________________________________________________________

The Company has a Canadian net operating loss carryforward of approximately $1,023,000 which may be available to be applied against any future taxable income. This net operating loss carryforward may result in future income tax benefits of approximately $461,000, however, because realization is uncertain at this time, a valuation reserve in the same amount has been established. Significant components of the Company's deferred tax liabilities and assets as of June 30, 2001 are as follows:

                                                                     2001
--------------------------------------------------------------------------------
Deferred tax liabilities                                           $     -
================================================================================


Deferred tax assets:
  Net operating loss
carryforwards                                                      $   461,000
  Valuation allowance                                                 (461,000)
                                                                   -------------
                                                                   $      -
================================================================================


The valuation allowance for deferred tax assets was increased by $61,000 during the year ended June 30, 2001.


The Company's net operating loss carryforwards, if not used, will expire as follows:

                2006                                           $      398,000
                2007                                                  490,000
                2008                                                  135,000
--------------------------------------------------------------------------------
                                                               $    1,023,000
================================================================================


13. SUBSEQUENT EVENTS
________________________________________________________________________________

Due to shareholders - On July 29, 2001 a shareholder converted $65,155 (CDN$100,000) of debt (Note 7) to 1,000,000 Class A common shares of the Company.

Cancelled shares - On January 31, 2002, 9,000 Class A common shares were returned to treasury and cancelled.

Share subscriptions - On March 15, 2002, the Company received $450,000 for share subscriptions.

Debentures - On March 15 and 18, 2002, the Company paid off the debentures, with accrued interest, with the payment of US$450,000.

                                                                       EXHIBIT 3
                                                                       ---------

PRICEWATERHOUSECOOPERS
________________________________________________________________________________


        Hagensborg Foods, Ltd.
        (formerly Celestial Chocolates Corporation)



        Financial Statements
        June 30, 2000

PRICEWATERHOUSECOOPERS
________________________________________________________________________________
                                                    PricewaterhouseCoopers LLP
                                                    Chartered Accountants
                                                    5611 Cooney Road
                                                    Suite 100
                                                    Richmond British Columbia
                                                    Canada V6X 3J6
                                                    Telephone +1 (604) 806 7000
                                                    Facsimilie +1 (604) 806 7217


September 15, 2000





Auditors' Report
To the Shareholders of Hagensborg Foods Ltd.


We have audited the balance sheet of Hagensborg Foods Ltd. as at June 30, 2000 and the statements of loss and deficit and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with, Canadian generally accepted auditing standards. These standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Art audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In, our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at June 30, 2000 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles. As required by the British Columbia Company Act, we report that, in our opinion, these principles have been applied on a basis consistent with that of the preceding year.

/s/ PricewaterhouseCoopers LLP

[GRAPHIC OMITTED]

Chartered Accountants




PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and other members of the worldwide PricewaterhouseCoopers organization.



Hagensborg Foods Ltd.
Balance Sheet
As at June 30, 2000
______________________________________________________________________________________


                                                             2000              1999
                                                               $                 $
Assets

Current assets
Accounts receivable (note 10(a))                             452,754          132,371
Income taxes receivable                                         --             24,800
Inventory (note 3)                                           135,841          632,988
Prepaid expenses                                              51,740           53,422
Loan receivable                                                 --              7,131
                                                         -----------      -----------
                                                             640,335          850,712
Capital assets (note 4)                                      592,202          670,359
                                                         -----------      -----------
                                                           1,232,537        1,521,071
                                                         -----------      -----------
Liabilities

Current liabilities
Bank overdraft (note 5)                                        7,248          139,390
Bank operating loan (note 5)                                 237,000          250,000
Accounts payable and accrued liabilities                     520,907          366,041
Current portion of long-term debt (note 6)                   132,060          155,292
Current portion of capital lease obligation (note 7)          15,227           13,739
Loan payable (note 10(b))                                     30,000           30,000
                                                         -----------      -----------
                                                             942,442          954,462

Long-term debt (note 6)                                       80,233          212,293

Capital lease obligation (note 7)                             29,244           44,471

Advances from related parties (note 8)                       452,500          125,000
                                                         -----------      -----------
                                                           1,504,419        1,336,226
                                                         -----------      -----------
Shareholders' Deficiency

Capital stock (note 9)                                       900,000          600,000

Deficit                                                   (1,171,882)        (415,155)
                                                         -----------      -----------
                                                            (271,882)         184,845
                                                         -----------      -----------
                                                           1,232,537        1,521,071
                                                         -----------      -----------
Going concern (note 1)


Approved by the Board of Directors

______________________________ Director       _________________________ Director



PricewaterhouseCoopers

Hagensborg Foods Ltd.
Statement of Loss and Deficit
For the year ended June 30, 2000
________________________________________________________________________________


                                                        2000             1999
                                                          $                $

Sales                                                 2,565,380       2,219,793

Cost of goods sold                                    2,105,767       1,715,922
                                                     ----------      ----------
Gross profit                                            459,613         503,871
                                                     ----------      ----------
Expenses
Amortization                                             78,157          76,522
Bad debts                                                19,051          37,566
Commissions                                              57,749          80,760
Insurance                                                33,130          50,369
Interest and bank charges                                26,921          29,599
Interest on long-term obligation                         46,660          61,799
Memberships and trade shows                              23,184          13,873
Office and general                                      104,830          45,382
Premises and equipment leases                           151,918         171,110
Professional fees                                        63,091          29,331
Repairs and maintenance                                  70,116          52,894
Research and development                                  2,066           4,700
Salaries, benefits and management fees                  278,141         290,655
Telephone                                                12,395          17,183
Travel and promotion                                     28,893         129,972
Write-off of discontinued packaging                     211,317            --
                                                     ----------      ----------
                                                      1,207,619       1,091,715
                                                     ----------      ----------
Loss before income taxes                               (748,006)       (587,844)
                                                     ----------      ----------
Recovery of (provision for) income taxes
Current                                                  (8,721)          8,000
Deferred                                                   --            33,200
                                                     ----------      ----------
                                                         (8,721)         41,200
                                                     ----------      ----------
Loss for the near                                      (756,727)       (546,644)

Retained earnings (deficit) - Beginning; of year       (415,155)        131,489
                                                     ----------      ----------

Deficit - End of year                                (1,171,882)       (415,155)
                                                     ----------      ----------






PricewaterhouseCoopers

Hagensborg Foods Ltd.
Statement of Cash Flows
For the year ended June 30, 2000
________________________________________________________________________________


                                                            2000        1999
                                                              $           $
Cash flows from operating activities
Loss for the year                                         (756,727)   (546,544)
     Items not affecting working capital
          AmortizAtion                                      78,157      76,522
          Deferred income taxes                               --       (33,200)
          Write-off of discontinued packaging              211,317        --
                                                          --------    --------
                                                          (467,253)   (503,322)
                                                          --------    --------
Net change in non-cash working capital balances
     Accounts receivable                                  (320,383)    101,985
     Income taxes receivable                                24,800      (8,000)
     Inventory                                             285,830     (78,666)
     Prepaid expenses                                        1,682       7,727
     Accounts payable and accrued liabilities              154,866      38,154
     Loan payable                                             --        30,000
                                                          --------    --------
                                                           146,795      91,200
                                                          --------    --------
                                                          (320,458)   (412,122)
                                                          --------    --------
Cash flows from investing activities
Purchase of capital assets                                    --      (118,518)
Reduction of loan receivable                                 7,131       1,700
                                                          --------    --------
                                                             7,131    (116,818)
                                                          --------    --------

Cash flows from financing activities
Advances from related parties                              327,500      71,800
Increase (decrease) in bank operating loan                 (13,000)     32,942
Repayment of long-term debt                               (155,292)   (155,292)
Proceeds from (repayment of) capital lease obligation      (13,739)     58,210
Proceeds from issuance of shares                           300,000     360,000
                                                          --------    --------
                                                           445,469     367,660
                                                          --------    --------
Increase (decrease) in cash during the year                132,142    (161,280)
Cash (bank overdraft) - Beginning of year                 (139,390)     21,890
                                                          --------    --------
Bank overdraft - End of year                                (7,248)   (139,390)
                                                          --------    --------
Interest paid                                                 --        61,799
                                                          --------    --------
Income taxes paid                                             --          --
                                                          --------    --------







PricewaterhouseCoopers

Hagensborg Foods Ltd.
Notes to Financial Statements
June 30, 2000
________________________________________________________________________________



1    Going concern

     During the years ended June 30, 20O0 and 1999, the company incurred significant losses. As at June 30, 2000, there is a deficit of $1,171,882 (1999 - $415,155) and a working capital deficiency of $302,108 (1999 - $103,750). The company was also in contravention of certain covenants included in its banking agreement. These conditions create doubt about the company's ability to carry on as a going concern without further support of the shareholders.

     These financial statements have been prepared on a going concern basis, which assumes that the company will realize its assets and discharge its liabilities in the normal course of business. If the company is not able to achieve profitable operations and receive the continued financial support of its lenders and shareholders, assets may be realized and liabilities discharged at significantly different amounts to those presented in the financial statements.


2    Significant accounting policies

     Inventory

     Inventory is recorded at the lower of average cost and market. Cost includes materials, labour and applicable factory overhead. Market is replacement cost for raw materials and supplies and net realizable value for finished goods.

     Capital assets

     Capital  assets  are  recorded  at  cost  less  accumulated   amortization.
     Amortization is provided for over the estimated useful lives of the assets on the following basis:

         Manufacturing equipment                     15 years straight-line
         Furniture and fixtures                      15 years straight-line
         Computer hardware and software              15 years straight-line
         Manufacturing tools                         15 years straight-line
         Leasehold improvements                      20% straight-line
         Trademarks                                  20% declining balance

     Foreign currency translation

     Transactions in foreign currencies are initially recorded in Canadian dollars at exchange rates in effect at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at the year-end exchange rates. The resultant gain or loss is included in net earnings

     Income taxes

     The company records income taxes by the deferral method.




                                                                             (1)
PricewaterhouseCoopers

Hagensborg Foods Ltd.
Notes to Financial Statements
June 30, 2000
________________________________________________________________________________


     Use of estimates

     A precise determination of many assets and liabilities is dependent upon future events, and therefore, the preparation of financial statements in conformity, with Canadian generally accepted accounting principles requires management to use estimates and assumptions. These estimates affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period Actual results could differ from those estimates.

3    Inventory

                                                     2000        1999
                                                        $           $

        Raw materials                               72,430     163,374
        Finished goods                              57,049     100,282
        Packaging supplies                            --       361,702
        Other supplies                               6,361       7,630
                                                   -------     -------
                                                   135,840     632,988
                                                   -------     -------

     The ability of the company to realize the cost of its packaging supplies is dependent on the level of future sales of certain products. In management's estimate, these levels will be met. However, if the assumptions used by management in making this determination are not borne out by the actual results, it is reasonably possible, based on existing knowledge, that the net recoverable amount could be less than the carrying cost by a material amount.


4    Capital assets
                                                                                 2000        1999
                                   ---------------------------------------------------   --------
                                                     Accumulated
                                      Cost          amortization                  Net         Net
                                         $                     $                    $           $
 Manufacturing equipment           649,808               173,479              476,329     511,319
 Furniture and fixtures             41,960                17,506               24,454      27,946
 Computer hardware and
      software                      83,006                54,185               28,821      43,232
 Manufacturing tools                14,181                 5,357                8,824      10,084
 Leasehold improvements            125,982                83,459               42,523      63,924
 Trademarks                         25,672                14,421               11,251      13,854
                                   ---------------------------------------------------   --------
                                   940,609               348,407              592,202     670,359
                                   ---------------------------------------------------   --------

     Capital assets include manufacturing equipment under capital lease with a cost of $67,000 less accumulated amortization of $67,000 (1999 - $2,233).




                                                                             (2)
PricewaterhouseCoopers

Hagensborg Foods Ltd.
Notes to Financial Statements
June 30, 2000
________________________________________________________________________________



5   Bank indebtedness

     The company has a $250,000 demand line of credit facility, subject to limitations based on the level of accounts receivable and inventory. Outstanding advances bear interest at prime plus 1.75%. See note 6 for security on the facility.


6    Long-term debt


                                                                           2000        1999
                                                                              $           $
     Bank of Nova Scotia term loan, payable at $7,291 per month plus
          interest at prime plus 2.25%, due March 22, 2002               167,725     255,217
     Bank of Nova Scotia term loan, payable at $5,650 per month plus
          interest at prime plus 3%, due August 22, 2000                  44,568     112,368
                                                                         -------     -------
                                                                         212,293     367,585
     Less: Current portion                                               132,060     155,292
                                                                         -------     -------
                                                                          80,233     212,293
                                                                         -------     -------


     The following have been provided as security for the amounts owing to the Bank of Nova Scotia:

     - a general security agreement over all present and future persona[ property with appropriate insurance coverage loss, if any, payable to the bank

     - a general assignment of book debts and security under Section 427 of the Bank Act

     - commercial creditor life insurance of $200,000 on each of the lives of Vincent van den Bosch and Marijke van den Bosch

     - guarantees by certain shareholders and related individuals and a collateral mortgage providing a third fixed charge for an unspecified amount over a residence

     - a postponement agreement covering an amount of $37,000 supported by respective promissory note(s).

     Subsequent to year end, the bank term loans and bank indebtedness were repaid.











                                                                             (3)
PricewaterhouseCoopers

Hagensborg Foods Ltd.
Notes to Financial Statements
June 30, 2000
________________________________________________________________________________


7    Capital lease obligation

     Minimum payments under the capital lease obligation are as follows:

                                                      2000            1999
                                                         $               $
     2000                                             --            21,710
     2001                                           19,044          21,710
     2002                                           19,044           9,046
     2003                                            7,936          21,710
                                                   -------         -------
     Total minimum lease payments                   46,024          74,176
     Less: Computed interest                        (1,553)        (15,966)
                                                   -------         -------
                                                    44,471          58,210
     Less: Current portion                         (15,227)        (13,739)
                                                   -------         -------
                                                    29,244          44,471
                                                   -------         -------

     Interest expense on the capital lease obligation amounts to $5,305 (1999 - $3,167).


8    Advances from related parties

     Advances from related parties are unsecured, non-interest bearing, and without specific terms of repayment. During the year, the directors of the company agreed to issue 40,000 Class A common shares as consideration for the repayment of a $50,000 advance.

9    Capital stock Authorized

    1,000,000  Class A voting  common  shares  without par value
    10,000 Class B non-voting  common shares  without par value
    1,000,000 Class A non-voting preferred shares with no par value, redemption value of $1 and preferential cumulative dividend at a rate of 1999 - 10,000)

     Issued and outstanding



                                                           2000            1999
                                                              $               $
     800,000 Class A common shares (1999 - 300,000)     660,000         360,000
     240,000 Class A preferred shares                   240,000         240,000
                                                     --------------------------
                                                        900,000         600,000
                                                     --------------------------


                                                                             (4)
PricewaterhouseCoopers

Hagensborg Foods Ltd.
Notes to Financial Statements
June 30, 2000
________________________________________________________________________________



     At year end, cumulative undeclared dividends on the Class A preferred shares were $25,600 (1999 - $6,400)

     During the year, the company:

     o altered its authorized share capital by an increase in authorized Class A preferred shares from 10,000 to 1,000,000 shares

     o issued to Hagensborg Limited, a related company 500,000 Class A common shares for $300,000.


10   Related party transactions

     During the year, the company had:

     a) product sales in the normal course of business and transferred $179,443 of packaging inventory, at cost, to Hagensborg Foods Corporation (HFC). At year end, $307,947 owing from HFC is included in accounts receivable

     b) sales of $nil (1999 - $5,988) to a company related to a former shareholder. At year end, $4,242 (1999 - $4,262) owing from this company is in accounts receivable and $13,617 (1999 - $17,355) of packaging materials is held in inventory for this company. Subsequent to year end, the company received payment for the receivable and inventory and repaid the loan payable.

     Accounts payable and accrued liabilities include $nil (1999 - $53,882) due to related parties.


11   Commitments

     Premises and equipment leases

     The company leases certain premises and equipment. Annual minimum lease payments are due as follows:


                                                              $

         2001                                              161,300

         2002                                              161,300

     Inventory purchases

     The company has entered into a forward purchase, contract expiring December 31, 2001 for the purchase of specified quantities of chocolate at a fixed price denominated in Canadian dollars.





                                                                             (5)
PricewaterhouseCoopers

Hagensborg Foods Ltd.
Notes to Financial Statements
June 30, 2000
________________________________________________________________________________




12   Financial instruments

     Interest rate risk

     The company is exposed to interest rate risk on the bank indebtedness and long-term debt, which bear interest at floating rates as described in notes 5 and 6.

     Credit risk

     The company does not have any concentration of credit risk as revenues are earned from a diversified customer base.

     Exchange risk

     The company is exposed to foreign exchange risk, as a significant portion. of its sales are denominated in U.S. currency.


13   Income taxes

     The company has non-capital losses for tax purposes of approximately 51,332,000, the benefit of which has not been recognized in the financial statements, The losses are available to reduce taxable income in future years. If not utilized, these losses will expire as follows:

                                                                         $

               June 30
               2006                                                597,000
               2007                                                735,000


14   Subsequent events

     a) Effective September 7, 2000, the company altered its authorized share capital by an increase in Class A common shares from 1,000,000 to 100,000,000 shares.

     b) On September 21, 2000, the company issued 5,000,000 Class A common shares to Hagensborg Limited, a related company, for $500,000

     c) Effective August 1, 2000, the company, issued to Hagensborg Limited and Madrona Investments Ltd. convertible debentures of $300,000 each. The debentures bear interest at 8% per annum and are payable in full on September 1, 2003. At any time while principal or accrued interest is outstanding, the debenture holder may convert any portion of the outstanding amount into Class A common shares at the price of $0.20 per share.





                                                                             (6)
PricewaterhouseCoopers

Hagensborg Foods Ltd.
Notes to Financial Statements
June 30, 2000
________________________________________________________________________________



15   Contingencies

     In March 1998, two former employees of the company filed a statement of claim against the company and its shareholders. The company filed a statement of defence and the outcome of this matter is not determinable.




















































PRICEWATERHOUSECOOPERS 0

                                                                       EXHIBIT 4
                                                                       ---------




                           FINANCIAL STATEMENTS


                           NATURAL PROGRAM LTD.
                           (A Company In The Development Stage)

                           VANCOUVER, BRITISH COLUMBIA, CANADA

                           JUNE 30, 2001











                           1.  INDEPENDENT AUDITORS' REPORT

                           2.  BALANCE SHEET

                           3.  STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

                           4.  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                           5.  STATEMENT OF CASH FLOWS

                           6.  NOTES TO FINANCIAL STATEMENTS

                          INDEPENDENT AUDITORS' REPORT





To the Shareholders
Natural Program Ltd.
(A Company in the Development Stage)

We have audited the accompanying balance sheet of Natural Program Ltd. (A Company in the Development Stage) as of June 30, 2001 and the related statements of operations, comprehensive income, changes in stockholders' equity and cash flows for the period from inception (July 7, 2000) through June 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Natural Program Ltd. (A Company in the Development Stage) as of June 30, 2001 and the results of its operations and its cash flows for the period from inception (July 7, 2000) through June 30, 2001 in accordance with accounting principles generally accepted in the United States of America.



                                                      /s/ SPICER, JEFFRIES & CO.


Denver, Colorado
June 8, 2002

Natural Program Ltd.
(A Company in the Development Stage)

BALANCE SHEET


June 30, 2001                                                       (US Dollars)



                                                                         2001
--------------------------------------------------------------------------------

ASSETS

Current
    Due from shareholders [Note 7]                                     $  7,203
    Taxes receivable                                                      1,751
    Prepaid expenses                                                      1,879
    Inventory                                                            13,549
--------------------------------------------------------------------------------

                  Total current assets                                   24,382

Property and equipment, net  [Note 3]                                    33,510
--------------------------------------------------------------------------------
                                                                       $ 57,892
================================================================================

LIABILITIES

Current
    Bank overdraft [Note 4]                                            $  1,902
    Due to officer [Note 7]                                               4,515
    Current portion of long-term debt [Note 5]                            2,483
--------------------------------------------------------------------------------

                Total current liabilities                                 8,900

Long-term debt [Note 5]                                                   7,397
--------------------------------------------------------------------------------

                                                                         16,297

STOCKHOLDERS' EQUITY

Share capital [Note 6]                                                   65,116
Accumulated other comprehensive income                                      562
Deficit accumulated during the development stage                        (24,083)
--------------------------------------------------------------------------------

                                                                         41,595
--------------------------------------------------------------------------------
                                                                       $ 57,892
================================================================================


The accompanying notes are an integral part of this statement.

Natural Program Ltd.
(A Company in the Development Stage)

STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME


Period from inception (July 7, 2000) to June 30, 2001               (US Dollars)




                                                                        2001
--------------------------------------------------------------------------------
EXPENSES

Promotional costs                                                      $  5,800
Depreciation                                                              5,266
Consulting fees                                                           4,276
Office and administrative services                                        2,437
Occupancy costs                                                           1,955
Professional fees                                                         1,909
Insurance                                                                 1,029
Interest expense                                                            772
Bank charges                                                                639
--------------------------------------------------------------------------------
                                                                         24,083
--------------------------------------------------------------------------------

NET LOSS                                                               $(24,083)
================================================================================

Other comprehensive income:
  Translation adjustment                                                    562
--------------------------------------------------------------------------------

COMPREHENSIVE LOSS                                                     $(23,521)
================================================================================




The accompanying notes are an integral part of this statement.


Natural Program Ltd.
(A Company in the Development Stage)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


Period from inception (July 7, 2000) to June 30, 2001                                                   (US Dollars)




---------------------------------------------------------------------------------------------------------------------
                                                                                           Deficit
                                                                   Accumulated            Accumulated
                                         Share Capital         Other Comprehensive         During the
                                                                     Income             Development stage     Total
---------------------------------------------------------------------------------------------------------------------
Balances, July 7, 2000                     $         -        $             -                   -       $          -

Issuance of common stock for cash:
 July 7, 2000, CDN $.01, 1,000 shares                7                      -                   -                   7
 May 29, 2001, CDN $.01, 36,500 shares             237                      -                   -                 237
 May 29, 2001, CDN $1.60, 62,500 shares         64,872                      -                   -              64,872

Translation adjustments                              -                    562                   -                 562
Net loss                                             -                      -             (24,083)            (24,083)
---------------------------------------------------------------------------------------------------------------------
Balances, June 30, 2001                     $   65,116        $           562             (24,083)      $      41,595
=====================================================================================================================




The accompanying notes are an integral part of this statement.

                                                                                                                    4

Natural Program Ltd.
(A Company in the Development Stage)

STATEMENT OF CASH FLOWS


Period from inception (July 7, 2000) to June 30, 2001               (US Dollars)




                                                                        2001
--------------------------------------------------------------------------------
OPERATING:

Net loss                                                               $(24,083)
Items not involving cash:
    Depreciation                                                          5,266
Changes in operating assets and liabilities:
    Increase in receivables                                              (8,954)
    Increase in prepaid expenses                                         (1,879)
    Increase in inventory                                               (13,549)
    Increase in due to officer                                            4,515
--------------------------------------------------------------------------------
          Net cash used in operating activities                         (38,684)
--------------------------------------------------------------------------------

FINANCING:

Proceeds from issuance of common shares                                  65,116
Proceeds from long-term debt                                             10,844
Payments on long-term debt                                                 (964)
--------------------------------------------------------------------------------
          Net cash provided by financing activities                      74,996
--------------------------------------------------------------------------------


INVESTING:

Acquisition of property and equipment                                   (38,776)
--------------------------------------------------------------------------------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                                     562
--------------------------------------------------------------------------------
CASH, at inception                                                         --
--------------------------------------------------------------------------------
BANK OVERDRAFT, end of period                                          $ (1,902)
================================================================================



The accompanying notes are an integral part of this statement.

Natural Program Ltd.
(A Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS


Period from inception (July 7, 2000) to June 30, 2001               (US Dollars)


1.  NATURE OF OPERATIONS
________________________________________________________________________________

The Company, incorporated on July 7, 2000 in British Columbia, Canada, is a privately held Company, which produces herbal products. As of June 30, 2001, the Company is in the development stage. Operations through June 30, 2001 include the organization and capitalization of the Company and the purchase of inventory. Commercial operations began in July 2001.


2.  SIGNIFICANT ACCOUNTING POLICIES
________________________________________________________________________________

Inventory - Inventory is recorded at the lower of average cost or market, first in, first out. Cost includes materials, labor and freight. Market is replacement cost for raw materials and supplies and net realizable value for finished goods. All inventory at June 30, 2001 consisted of raw materials.

Revenue recognition - Revenue from the sale of products to customers is recognized at the time goods are shipped or purchased.

Property and equipment - Property and equipment is recorded at cost less accumulated depreciation. Depreciation is provided for over the estimated useful lives of the assets on the following basis and annual rates:

Asset                            Basis                           Rate
-----------------------------------------------------------------------
Leasehold improvements           Straight-line                 3 years
Automobile                       Declining balance                 30%
Computer equipment               Declining balance                 30%
Equipment                        Declining balance                 20%
Computer software                Declining balance                100%

In the year of acquisition only half of the above rates are used.

Foreign currency translations - The Company uses the local currency as their functional currency. Accordingly, assets and liabilities are translated into United States dollars at end-of-period exchange rates. Revenue and expenses are translated at average exchange rates in effect during the period. Gains or losses from foreign currency translation are included in other comprehensive income.

Financial instruments - Substantially all of the Company's assets and liabilities are carried at fair value or contracted amounts that approximate fair value. Estimates of fair value are made at a specific point in time, based on relative market information and information about the financial instrument, specifically, the value of the underlying financial instrument. Assets that are recorded at fair value consist largely of short-term receivables and prepaid expenses that are carried at contracted amounts that approximate fair value. Similarly, the Company's liabilities consist largely of short term liabilities recorded at contracted amounts that approximate fair value. The estimated fair value of the Company's long-term borrowings, based on market rates of interest and similar maturities, approximates their carrying value or contracted amounts.

It is management's opinion that the Company is not exposed to significant interest or currency risks arising from its financial instruments.

Natural Program Ltd.
(A Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS continued


Period from inception (July 7, 2000) to June 30, 2001               (US Dollars)

2.  SIGNIFICANT ACCOUNTING POLICIES (continued)
________________________________________________________________________________


Income taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Long-lived assets - The Company reviews its long-lived assets for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, the recoverability test is performed using undiscounted net cash flows estimated to be generated by the asset.

Statement of cash flows - For purposes of the statement of cash flows, cash includes deposits in commercial bank accounts.


3. PROPERTY AND EQUIPMENT
________________________________________________________________________________
                                                                         Net
                                                  Accumulated        Book Value
                                   Cost           Depreciation         2001
-------------------------------------------------------------------------------
Leasehold improvements         $     16,913             1,878           15,035
Automobile                           15,163             2,275           12,888
Computer equipment                    5,195               779            4,416
Equipment                             1,048               105              943
Computer software                       457               229              228
-------------------------------------------------------------------------------
                               $     38,776             5,266           33,510
================================================================================



4.  BANK INDEBTEDNESS
________________________________________________________________________________

The Company has a CDN$10,000 operating line of credit which is personally guaranteed by a shareholder of the company. Outstanding advances bear interest at the Bank's prime plus 1.75% (8% at June 30, 2001).

Natural Program Ltd.
(A Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS continued


Period from inception (July 7, 2000) to June 30, 2001               (US Dollars)



5.  LONG-TERM DEBT
________________________________________________________________________________

                                                                         2001
--------------------------------------------------------------------------------

Note payable to bank, secured by automobile, payable at
 CDN $420 per month, bearing interest at 9.925%, due November 6, 2004   $  9,880

Less balance due within next 12 months                                     2,483
--------------------------------------------------------------------------------
                                                                        $  7,397
================================================================================

Maturities of long-term debt are: fiscal 2002-$2,483,  2003-$2,742, 2004-$3,026, and 2005-$1,629.

During the period the Company paid $775 in interest on the loan.


6.  SHARE CAPITAL
________________________________________________________________________________

The Company has authorized share capital of 100,000 Class A voting common shares without par value. The shares issued and outstanding are as follows:


                                                                  2001
                                                         Number         Amount
--------------------------------------------------------------------------------
Common shares
Balance, beginning of period                                   -    $        -
Shares issued for cash                                   100,000        65,116
-------------------------------------------------------------------------------
Balance, end of period                                   100,000    $   65,116
===============================================================================


7.  RELATED PARTY TRANSACTIONS
________________________________________________________________________________

The Company has receivables from three shareholders in the amount of $7,203 and a payable to its President in the amount of $4,515. The amounts are non-interest bearing with no fixed terms of repayment.


8. COMMITMENTS
________________________________________________________________________________

The Company leases its premises. Annual minimum lease payments are due as follows:

         2002                                              $        6,048
         2003                                                       6,048
         2004                                                       4,032
--------------------------------------------------------------------------------
                                                           $       16,128
================================================================================

Natural Program Ltd.
(A Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS continued


Period from inception (July 7, 2000) to June 30, 2001               (US Dollars)



9. INCOME TAXES
________________________________________________________________________________

The Company has a Canadian net operating loss carryforward of approximately $24,000 which may be available to be applied against any future taxable income. This net operating loss carryforward may result in future income tax benefits of approximately $10,800, however, because realization is uncertain at this time, a valuation reserve in the same amount has been established. Significant components of the Company's deferred tax liabilities and assets as of June 30, 2001 are as follows:

                                                                     2001
--------------------------------------------------------------------------------

Deferred tax liabilities                                      $       -
================================================================================

--------------------------------------------------------------------------------
Deferred tax assets:
  Net operating loss carryforwards                            $      10,800
  Valuation allowance                                               (10,800)
                                                               ------------
                                                              $        -
================================================================================

The Company's tax losses will expire, if not used, in 2008.


10. SUBSEQUENT EVENTS
________________________________________________________________________________

Authorized share capital - On October 26, 2001, the Company increased the authorized capital of the Company from 100,000 common shares to 10,000,000 common shares.

Share capital - On November 15, 2001, the Company issued 25,000 common shares at CDN$1.60 per share, for proceeds of USD $25,160.